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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in these Registration Statements of NiSource Inc. on Form S-8 File No. 333-72367, on Post-Effective Amendment on Form S-8 to Form S-4 File No. 333-33896-01, Form S-3 File No. 333-76645 and on Post-Effective Amendment on Form S-3 to Forms S-4 File No. 333-33896-01 and File No. 333-33896 of our report dated June 1, 2003, appearing in the Annual Report on Form 11-K of the Bay State Gas Company Savings Plan for Operating Employees and Trust for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP
Indianapolis, Indiana

June 26, 2003